As filed with the Securities and Exchange Commission on April 25, 1997
                                   Registration No. 33-__________
-----------------------------------------------------------------

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

              ROYAL BANCSHARES OF PENNSYLVANIA, INC.
     (Exact Name of Registration As Specified In Its Charter)

        Pennsylvania                       23-2812193
 ------------------------------         ----------------
(State or other jurisdiction of          (IRS Employer
 incorporation or organization)         Identification No.)

    732 Montgomery Avenue,
    Narberth, Pennsylvania                 19072-2090
------------------------------          ---------------
(Address of principal executive           (Zip Code)
   offices)


      ROYAL BANCSHARES OF PENNSYLVANIA, INC. STOCK OPTION AND
                      APPRECIATION RIGHT PLAN

     ROYAL BANCSHARES OF PENNSYLVANIA, INC. OUTSIDE DIRECTORS'
                         STOCK OPTION PLAN

                     (Full title of the plans)


   Lee E. Tabas, President and                Copies To:
    Chief Executive Officer              B. Tyler Lincoln,Esquire
ROYAL BANCSHARES OF PENNSYLVANIA, INC.   SHUMAKER WILLIAMS, P.C.
    732 Montgomery Avenue                 Post Office Box 88
Narberth, Pennsylvania 19072-2090       Harrisburg, Pennsylvania
     (610) 668-4700                                         17108
------------------------------------    -------------------------

(Name, address, including zip code,            717-763-1121
and telephone number, including area
   code, of agent for service)

                      --------------------

                 CALCULATION OF REGISTRATION FEE


Title of Each Class        Amount             Proposed Maximum
of Securities to           to be              Offering Price
be Registered          Registered <F1>        Per Share <F2>
-------------------    ----------------       -----------------


Class A Common Stock
$2.00 Par Value          1,150,000             $13.44


Title of Each Class     Proposed Maximum        Amount of
of Securities to        Aggregate Offering     Registration
be Registered           Price <F2>                 Fee
-------------------    ----------------       ---------------


Class A Common Stock
$2.00 Par Value          $15,456,000.00         $4,683.66


<F1> Based on the maximum number of shares of Royal Bancshares of
Pennsylvania, Inc. ("Royal") Class A Common Stock, par value $2.00 per share, ("Common Stock") authorized for issuance under the plans set forth above. Includes 1,000,000 shares of Common Stock authorized for issuance under the Royal Stock Option and Stock Appreciation Right Plan and 150,000 shares of Common Stock authorized for issuance under the Royal Outside Directors' Stock Option Plan. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of these plans.

<F2> Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the closing bid and asked prices of the Common Stock on April 23, 1997, with respect to the 1,150,000 shares of Common Stock issuable under the plans.


         Page 1 of 39 Sequentially Numbered Pages
              Index to Exhibits Found on Page

   TO PARTICIPANTS IN THE ROYAL BANCSHARES OF PENNSYLVANIA, INC.
           STOCK OPTION AND APPRECIATION RIGHT PLAN
        AND THE ROYAL BANCSHARES OF PENNSYLVANIA, INC.
            OUTSIDE DIRECTORS' STOCK OPTION PLAN

     Royal Bancshares of Pennsylvania, Inc. (the "Company") has filed a Registration Statement, concerning shares of its Class A Common Stock, $2.00 par value ("Common Stock") that may, from time to time, be issued pursuant to the Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan (the "Stock Option Plan") and the Royal Bancshares of Pennsylvania, Inc. Outside Directors' Stock Option Plan (the "Outside Directors' Option Plan"). Collectively, the Stock Option Plan and the Outside Directors' Option Plan are referred to herein as the "Plans." The Prospectus deemed to form a part of the Registration Statement consists of certain documents and explanatory memoranda regarding the Plans. Also deemed to comprise part of the Prospectus, are the following documents, each of which is specifically incorporated by reference into the Registration Statement and each of which is on file with the SEC (Periodic Report File No. 0-26366):

     (a) the Company's annual report on Form 10-K for the year ended December 31, 1996; and

     (b) the description of the Company's Common Stock which appears on page 44 of the Company's prospectus filed on June 15, 1994, which forms a part of the Company's Registration Statement on Form S-4 (Registration No. 33-80616).

     All documents filed with the SEC by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

     The Company will provide without charge to each participant in the Plans who requests, a copy of any or all of the documents mentioned above as well as all documentation relating to the Plans required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933. Requests for such copies should be addressed orally or in writing to:

                        Attention:  Corporate Secretary
                        ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                        732 Montgomery Avenue
                        Narberth, Pennsylvania 19072-2090
                        (610) 668-4700


April 24, 1997

PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents filed by the Company with the Commission:

     (a)  Annual report on Form 10-K for the year ended December
31, 1996, (Periodic Report File No. 0-26366); and

     (b) the description of the Company's Common Stock which appears on page 44 of the Company's prospectus filed on June 15, 1994, which forms a part of the Company's Registration Statement on Form S-4 (Registration No. 33-80616).

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The document(s) containing the information specified in Items 1 and 2 of Part I of this Form S-8 that will be sent or given to the respective plan participants, as specified in Rule 428(b)(1) and in accordance with the instructions to Part I of Form S-8, are not filed with the Securities and Exchange Commission as a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

     The general corporate law of the Commonwealth of Pennsylvania, as applicable to the Company, together with the Company's By-laws, provides the Company's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes willful misconduct or recklessness. The Company's officers and directors are entitled to be indemnified if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with the Company provided that such action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. Officers and directors of the Company will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self-dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

     To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action or proceeding relating to third party actions or relating to derivative actions or in defense of any, claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed

     Not applicable.

Item 8.  Exhibits

Exhibit No.
-----------

     4.1  Articles of Incorporation of Royal Bancshares of
Pennsylvania, Inc. (Incorporated by reference to Exhibit 3(i) to
Registrant's Registration Statement No. 0-26366 on Form S-4.)

     4.2  Bylaws of Royal Bancshares of Pennsylvania, Inc.
(Incorporated by reference to Exhibit 3(ii) to Registrant's
Registration Statement No. 0-26366 on Form S-4.)

     4.3 Royal Bancshares of Pennsylvania, Inc. Stock Option andAppreciation Right Plan.

     4.4  Royal Bancshares of Pennsylvania, Inc. Outside
Directors' Stock Option Plan.

     5    Opinion of Shumaker Williams, P.C.

    23.1  Consent of Grant Thornton, LLP.

    23.2  Consent of Shumaker Williams, P.C. (contained at
Exhibit 5 of this Registration Statement).

    24    Power of Attorney of Directors and Officers (included
on Signature Pages).


Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

            (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered whichremain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Narberth, Commonwealth of Pennsylvania, on April 24, 1997.


                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.


                By: /s/ Lee E. Tabas
                    -------------------------------------
                    Lee E. Tabas, President and
                    Chief Executive Officer


                      POWER OF ATTORNEY


     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee E. Tabas and James J. McSwiggan, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

                            Capacity                Date
                            --------                ----

                        President and Chief       April 24, 1997
/s/ Lee E. Tabas        Executive Officer and
------------------      Director (Principal
Lee E. Tabas            Executive Officer)


                        Vice President and Chief  April 24, 1997
/s/ James J. McSwiggan  Financial Officer
----------------------  (Principal Financial
James J. McSwiggan      and Accounting Officer)

                        Chairman of the Board     April 24, 1997
/s/ Daniel M. Tabas     and Director
---------------------
Daniel M. Tabas

/s/ Charles W. Burhans  Director                  April 24, 1997
----------------------
Charles W. Burhans

/s/ Joseph P. Campbell  Director                  April 24, 1997
----------------------
Joseph P. Campbell


/s/ Carl M. Cousins     Director                  April 24, 1997
----------------------
Carl M. Cousins

                        Director
----------------------
Jack R. Loew

/s/ Albert Ominsky      Director                  April 24, 1997
----------------------
Albert Ominsky

/s/ Katharine B. L.     Director                  April 24, 1997
 Platt Director
----------------------
Katherine B. L. Platt

/s/ Robert R. Tabas     Vice President and        April 24, 1997
---------------------   and Director
Robert R. Tabas

/s/ Susan K. Tabas
 Tepper                 Director                  April 24, 1997
---------------------
Susan K. Tabas Tepper

/s/ Edward B. Tepper    Director                  April 24, 1997
--------------------
Edward B. Tepper

                        Director
--------------------
Charles Willner

/s/ Howard Wurzak       Director                  April 24, 1997
-------------------
Howard Wurzak

                       Exhibit Index
                                                    Page Numer
                                                   In Sequential
                                                    Numbering
Exhibit No.                                          System
-------------                                     --------------


      4.1     Articles of Incorporation of Royal
              Bancshares of Pennsylvania, Inc.
             (Incorporated by reference to
              Exhibit 3(i) to Registrant's
              Registration Statement No. 0-26366
              on Form S-4.)

       4.2    Bylaws of Royal Bancshares of
              Pennsylvania, Inc. (Incorporated by
              reference to Exhibit 3(ii) to
              Registrant's Registration Statement
              No. 0-26366 on Form S-4.)

       4.3    Royal Bancshares of Pennsylvania,               12
              Inc. Stock Option and Appreciation
              Right Plan.

       4.4    Royal Bancshares of Pennsylvania, Inc.          25
              Outside Directors' Stock Option Plan.

         5    Opinion of Shumaker Williams, P.C.              35

       23.1   Consent of Grant Thornton, LLP.                 38

       23.2   Consent of Shumaker Williams, P.C.
              (contained at Exhibit 5 of this Registration
              Statement).

        24    Power of Attorney of Directors and
              Officers (included on Signature Pages).